Announcing a Company Milestone

June 21, 2018

Team —

Today, we began a new chapter in our company’s rich history.

I am pleased to announce that Web.com has agreed to be acquired by an affiliate of a leading private equity firm, Siris Capital. I believe Siris Capital will be an excellent partner for Web.com in this next phase of our growth and evolution.

This new chapter is a direct result of the incredible work that all of our employees, past and present, have done throughout the company’s history. I am excited about the potential this transaction represents for the future of Web.com and hope you will all join me in that excitement.

The investment Siris plans to make in Web.com is a strong endorsement of the potential it sees in the company and in you, and our deep commitment to our customers. With Siris’ investment and guidance, we can further refine and accelerate our strategy and deliver even more value to our customers now and in the future.

You can find our joint press release here (hyperlink), but if you read on, I’ll summarize the key deal points and then give you my perspective.

Terms of the Deal

First, I want everyone to understand that while we announced the deal today, we don’t expect the transaction will close until the fourth quarter of 2018. We still need to go through the customary closing conditions and approvals as described in the press release.

Also, during what is known as a "go-shop" period, Web.com can seek proposals from other potential acquirers for 46 days. There is no guarantee we will receive a more favorable bid.

Then, following the go-shop period, our shareholders will vote on the company’s acquisition.

If the transaction closes as planned, Siris will acquire all Web.com stock at $25.00 per share for a total enterprise value of approximately $2 billion.

This means Web.com will no longer be a public company traded on the NASDAQ stock exchange. Instead, we will become a private company owned by an affiliate of Siris Capital.
Now is the Right Time

There are many to cite, but here are two reasons why I like this transaction:

First, I find Siris to be collaborative and partnership-oriented, and I know they want to work with us to help execute on our strategic and operational objectives. Siris is an investor and does not look to operate the companies it invests in – it backs and empowers management and employees.

Second, private ownership would allow us to devote 100% of our time and attention to delivering valuable and innovative products and outstanding service to customers. It would allow us to make long-term, strategic investments in our people, processes, and technology without regard to short-term concerns like impact on share price or quarterly results. I expect this would strengthen our company and position us for long-term success.

Next Steps

There are still many details to work through as we complete this transaction. I will continue to update you as new developments arise. In the meantime, we have prepared a “frequently asked questions” reference document that addresses what we know to date, and we will refresh it as more questions are answered.

You can also submit questions either in the comments section of this intranet post (if you are reading my letter on Web Connect) or by emailing AskHR@Web.com.

It’s important that no Web.com employees, except our approved corporate spokespeople, should make any comments about the acquisition. If you are contacted by the media, investor, financial analyst or any other outside party about Web.com's or Siris’ involvement in the transaction, please direct all news media to Brian Wright at 904-680-6633 or those from the financial community to Ira Berger at 904-680-6909.

Finally, even though you’re likely focusing on the headline, “Web.com has agreed to be acquired,” our work here will continue to be “business as usual." As always, let's stay focused on our routines and continue to meet our deadlines and customer commitments.

These are new and exciting times. Thank you for what you do for our customers and Web.com.

Best regards,

David
CAUTIONARY STATEMENT RELATING TO FORWARD LOOKING STATEMENTS

This communication contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and these include statements using the words such as will and expected, and similar statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of Web.com. Risks and uncertainties include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Web.com’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Web.com, and the receipt of certain governmental and regulatory approvals, (iii) the failure of Parker Private Holdings II, LLC and Parker Merger Sub, Inc. to obtain the necessary financing pursuant to the arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (v) the effect of the announcement or pendency of the transaction on Web.com’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts current plans and operations of Web.com and potential difficulties in Web.com employee retention as a result of the transaction, (vii) risks related to diverting management’s attention from Web.com’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against Web.com or Parker Private Holdings II, LLC or Parker Merger Sub, Inc. related to the merger agreement or the transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Web.com described in the “Risk Factors” section of Web.com’s Annual Report on Form 10-K for the year ended December 31, 2017, and in Web.com’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on February 23, 2018, and May 4, 2018, respectively, and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov and https://ir.web.com/financial-information/sec-filings Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Web.com assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Web.com does not give any assurance that it will achieve its expectations.

IMPORTANT INFORMATION AND WHERE YOU CAN FIND IT

In connection with the proposed transaction, Web.com intends to file with the SEC a proxy statement (the “proxy statement”) and mail the proxy statement to its stockholders. INVESTORS AND SECURITY HOLDERS OF WEB.COM ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND OTHER RELEVANT DOCUMENTS, AND ANY RELATED AMENDMENTS OR SUPPLEMENTS, FILED WITH THE SEC CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WEB.COM, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents (when available) that Web.com files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Web.com will be available free of charge on Web.com’s investor relations website at https://ir.web.com/financial-information/sec-filings or by contacting Web.com’s Investor Relations Department at Ira.Berger@web.com.

PARTICIPANTS IN THE SOLICITATION

Web.com and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Web.com in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding Web.com’s directors and executive officers is also included in Web.com’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2018. These documents are available free of charge as described above.

NO OFFER OR SOLICITATION

This communication is neither an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

179403519 v2